Exhibit 20.3
Page 1 of 3

                    Navistar Financial 1996 - B Owner Trust
                          For the Month of July 1999
                     Distribution Date of August 20, 1999
                           Servicer Certificate #34

Original Pool Amount                                      $486,507,362.75

Beginning Pool Balance                                    $103,981,623.99
Beginning Pool Factor                                           0.2137308

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $6,949,318.10
     Interest Collected                                       $826,954.24

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $282,932.29
Total Additional Deposits                                     $282,932.29

Repos / Chargeoffs                                             $16,755.11
Aggregate Number of Notes Charged Off                                  79

Total Available Funds                                       $8,059,204.63

Ending Pool Balance                                        $97,015,550.78
Ending Pool Factor                                              0.1994123

Servicing Fee                                                  $86,651.35

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                    $10,216,431.66
     Target Percentage                                               2.50%
     Target Balance                                         $2,425,388.77
     Minimum Balance                                        $9,730,147.26
     (Release) / Deposit                                     ($486,284.40)
     Ending Balance                                         $9,730,147.26

Current Weighted Average APR:                                       9.651%
Current Weighted Average Remaining Term (months):                   20.79

Delinquencies                                             Dollars       Notes
     Installments:              1 - 30 days           $1,659,405.91      829
                                31 - 60 days            $422,905.36      285
                                60+  days               $100,445.46       70

     Total:                                           $2,182,756.73      869

     Balances:                  60+  days               $969,727.58       70

Memo Item - Reserve Account
     Prior Month                                      $9,730,147.26
+    Invest. Income                                      $35,229.76
+    Excess Serv.                                       $451,054.64
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $10,216,431.66

Exhibit 20.3
Page 2 of 3

Navistar Financial 1996 - B Owner Trust
For the Month of July 1999

                                      NOTES
                                                                                                        CLASS B         CLASS C
                                     TOTAL         CLASS A - 1      CLASS A - 2      CLASS A - 2     CERTIFICATES    CERTIFICATES
                                $486,507,362.75  $106,500,000.00  $111,900,000.00  $236,500,000.00  $17,028,000.00  $14,579,362.75
Original Pool Amount
Distributions:
     Distribution Percentages                              0.00%            0.00%           93.50%           3.50%           3.00%
     Coupon                                               5.490%           5.930%           6.330%          6.500%          7.450%

Beginning Pool Balance          $103,981,623.99
Ending Pool Balance              $97,015,550.78

Collected Principal               $6,949,318.10
Collected Interest                  $826,954.24
Charge - Offs                        $16,755.11
Liquidation Proceeds/Recoveries     $282,932.29
Servicing                            $86,651.35
Cash Transfer from Reserve Account        $0.00
Total Collections Available
  for Debt Service                $7,972,553.28

Beginning Balance               $103,981,623.99            $0.00            $0.00   $90,315,934.27   $7,367,088.99   $6,298,600.74

Interest Due                        $555,425.43            $0.00            $0.00      $476,416.55      $39,905.07      $39,103.81
Interest Paid                       $555,425.43            $0.00            $0.00      $476,416.55      $39,905.07      $39,103.81
Principal Due                     $6,966,073.21            $0.00            $0.00    $6,513,278.45     $243,812.56     $208,982.20
Principal Paid                    $6,966,073.21            $0.00            $0.00    $6,513,278.45     $243,812.56     $208,982.20

Ending Balance                   $97,015,550.79            $0.00            $0.00   $83,802,655.82   $7,123,276.43   $6,089,618.54
Note / Certificate Pool Factor                            0.0000           0.0000           0.3543          0.4183          0.4177
   (Ending Balance / Original Pool Amount)
Total Distributions               $7,521,498.64            $0.00            $0.00    $6,989,695.00     $283,717.63     $248,086.01

Interest Shortfall                        $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
Principal Shortfall                       $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
     Total Shortfall                      $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
      (required from Reserve)
Excess Servicing                    $451,054.64
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance   $10,216,431.66
(Release) / Draw                   ($486,284.40)
Ending Reserve Acct Balance       $9,730,147.26

Exhibit 20.3
Page 3 of 3

Navistar Financial 1996 - B Owner Trust
For the Month of July 1999


Trigger Events:
A)  Loss Trigger - Reserve Account Balance
    Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                 6                 5                4                   3             2                1
                              Feb-99            Mar-99           Apr-99             May-99         Jun-99           Jul-99
Beginning Pool Balance    $143,821,999.66  $135,566,847.40  $127,122,482.70  $119,977,701.12  $111,481,970.11  $103,981,623.99

A)  Loss Trigger:
    Principal of Contracts
      Charged Off             $133,022.68       $63,701.45      $217,277.61      $165,900.72      $119,160.25       $16,755.11
    Recoveries                $127,798.03      $273,438.63      $139,965.27      $224,790.10      $315,798.67      $282,932.29
Loss Trigger - Reserve Account Balance                                   Loss Trigger - Certificate Lockout Event
     Total Charged Off (Months 5, 4, 3)        $446,879.78                 Total Charged off (Months 1 - 6)        $715,817.82
     Total Recoveries (Months 3, 2, 1)         $823,521.06                 Total Recoveries (Months 1 - 6)       $1,364,722.99
     Net Loss / (Recoveries) for 3 Mos        ($376,641.28)(a)             Net Loss/(Recoveries) for 6 Mos.       ($648,905.17)(c)

Total Balance (Months 5, 4, 3)             $382,667,031.22 (b)             Total Balance (Months 1 - 6)        $741,952,624.98(d)

Loss Ratio Annualized  [(a/b) * (12)]             -1.1811%                 Loss Ratio Annualized [(c/d) (12)]        -1.04951%

Trigger:  Is Ratio > 1.5%                               No                 Trigger:  Is Ratio > 6.0%                        No

                                                                                    May-99         Jun-99           Jul-99
B)   Delinquency Trigger:                                                      $1,173,711.85    $1,156,808.95      $969,727.58
     Balance delinquency 60+ days                                                   0.97827%         1.03766%         0.93260%
     As % of Beginning Pool Balance                                                 1.01003%         1.00972%         0.98284%
     Three Month Average

Trigger:  Is Average > 2.0%                             No

C)   Noteholders Percent Trigger:                  2.0000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                             No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer